UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 28, 2021

COTERRA ENERGY INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10447	04-3072771
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Three Memorial City Plaza 840 Gessner Road, Suite 1400 Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (281) 589-4600

CABOT OIL & GAS CORPORATION

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	COG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

On October 1, 2021 (the “Closing Date”), Double C Merger Sub, Inc. (“Merger Sub”), a Delaware corporation and a wholly owned subsidiary of Cabot Oil & Gas Corporation, a Delaware corporation (“Cabot”), completed its merger (the “Merger”) with and into Cimarex Energy Co., a Delaware corporation (“Cimarex”), as a result of which Cimarex became a subsidiary of Cabot. The Merger was effected pursuant to the Agreement and Plan of Merger, dated as of May 23, 2021, by and among Cabot, Merger Sub and Cimarex (as amended on June 29, 2021, the “Merger Agreement”). On the Closing Date, Cabot changed its name to “Coterra Energy Inc.” (the “Company” or “Coterra”).

Pursuant to the Merger, each share of Cimarex common stock, par value $0.01 per share (“Cimarex Common Stock”), issued and outstanding immediately prior to the effective time of the Merger (the “Effective Time”) (other than each share of Cimarex Common Stock held immediately prior to the Effective Time by Cabot or Merger Sub, or by Cimarex as treasury shares, in each case, not held on behalf of third parties), was automatically converted into the right to receive 4.0146 shares of common stock, par value $0.10 per share, of the Company (“Company Common Stock”). No fractional shares of Company Common Stock will be issued in the Merger, and holders of shares of Cimarex Common Stock will, instead, receive cash in lieu of fractional shares of Company Common Stock, if any, as provided in the Merger Agreement.

In connection with the Merger, the Company issued approximately 414 million shares of Company Common Stock, which represents approximately 50.5% of the outstanding Company Common Stock after giving effect to such issuance. In addition, the Company reserved for issuance approximately 3.2 million additional shares of Company Common Stock in connection with (1) the exercise or conversion of certain of Cimarex’s outstanding equity awards, which became exercisable for or convertible into Company Common Stock pursuant to the Merger Agreement, and (2) the conversion of Cimarex’s outstanding 8 1∕8% Series A Cumulative Perpetual Convertible Preferred Stock, par value $0.01 per share, which became convertible into Company Common Stock as a result of the Merger.

As of the Closing Date, Coterra is headquartered in Houston, Texas. The Company is changing its New York Stock Exchange (“NYSE”) trading symbol “COG” to “CTRA” and expects to begin trading under the “CTRA” trading symbol effective as of the open of trading on the NYSE on October 4, 2021.

The foregoing description of the Merger Agreement and the transactions contemplated thereby is not complete and is subject to and qualified in its entirety by reference to the Merger Agreement, which was filed as Annex A to Cabot’s definitive joint proxy statement/prospectus filed with the Securities and Exchange Commission (the “SEC”) on August 23, 2021 (the “Joint Proxy Statement/Prospectus”), and the terms of which are incorporated into this Item 2.01 by reference.

Item 3.03	Material Modification to Rights of Security Holders.

The disclosure set forth in Item 2.01 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Merger Agreement, the Board of Directors of Coterra (the “Board”) immediately following the Effective Time is composed of (A) five persons who were members of the Board of Directors of Cabot (the “Cabot Board”) prior to the Effective Time and (B) five persons who were members of the Board of Directors of Cimarex (the “Cimarex Board”) prior to the Effective Time.

Director Resignations

In accordance with the director selection process provided for in the Merger Agreement, on September 28, 2021, Messrs. Rhys J. Best, Peter B. Delaney and W. Matt Ralls submitted their resignations from the Cabot Board, effective as of the closing of the Merger and, as of the Effective Time, ceased to be directors of the Company. Such resignations were not the result, in whole or in part, of any disagreement with the Company or the Company’s management.

Director Appointments

Upon the Effective Time, in accordance with the director selection process provided for in the Merger Agreement, the Board appointed Mr. Thomas E. Jorden, Ms. Frances M. Vallejo, Ms. Lisa A. Stewart, Mr. Hans Helmerich and Mr. Paul N. Eckley to the Board. Each of the new directors was a member of the Cimarex Board immediately prior to the Effective Time. In addition, on the Closing Date, in accordance with the provisions governing post-closing corporate governance set forth in the Company’s Amended and Restated Bylaws, Mr. Dan O. Dinges was appointed as Executive Chairman of the Board and Ms. Stewart was appointed as Lead Independent Director. Mr. Dinges will serve as Executive Chairman of the Board until the earlier of (1) December 31, 2022 or (2) any date on which Mr. Dinges ceases to serve as a member of the Board for any reason. Each other person will serve as a director of the Company until such person’s successor shall be appointed or such person’s earlier death, resignation or removal in accordance with the Company’s organizational documents.

Each of Messrs. Boswell, Watts, Eckley, Helmerich, and Mses. Ables, Brock, Stewart and Vallejo may receive compensation for his or her services on the Board as determined by the Board following the Effective Time.

Additional information relating to the former Cimarex directors who were added to the Board is set forth below (ages are as of October 1, 2021):

Thomas E. Jorden, 63, was named Chief Executive Officer and President of Cimarex in September 2011 and Chairman of the Cimarex Board in August 2012 and served in those positions until the Effective Time. Mr. Jorden previously served as Executive Vice President of Exploration since the formation of Cimarex in September 2002 and held that same position at Key Production Company, Inc. (“Key”), Cimarex’s predecessor. He joined Key in November 1993 as Chief Geophysicist and later as Vice President of Exploration (October 1999 to September 2002). Prior to joining Key, Mr. Jorden was with Union Pacific Resources and Superior Oil Company. He is a graduate of the Colorado School of Mines where he earned B.S. and M.S. degrees in Geophysics. Mr. Jorden serves as Chairman of the Board of Trustees for the Colorado School of Mines.

Frances M. Vallejo, 56, served on the Cimarex Board from May 2017 until the Effective Time. She is a former executive officer of ConocoPhillips where she began her career in 1987. She served as Vice President Corporate Planning and Development from April 2015 until December 2016 and as Vice President and Treasurer from October 2008 until March 2015. Prior to October 2008, she served as General Manager Corporate Planning and Budgets, Vice President Upstream Planning & Portfolio Management, Assistant Treasurer, Manager Strategic Transactions, and in other geophysical, commercial, and finance roles. Ms. Vallejo served as a member of the Board of Trustees of Colorado School of Mines from 2010 until 2016 and is a member of Colorado School of Mines Foundation Board of Governors since 2017. Ms. Vallejo currently serves on the Board of Directors of Crestwood Equity GP LLC.

Lisa A. Stewart, 64, served on the Cimarex Board from October 2015 until the Effective Time. Ms. Stewart serves as Executive Chairman of Sheridan Production Partners, a privately-owned oil and gas operating company she founded in 2006. Before her appointment to the Cimarex Board, Ms. Stewart served as President and Chief Executive Officer of Sheridan from December 2016 to April 2020. Ms. Stewart served as Chairman and Chief Investment Officer of Sheridan from its founding in 2006. Prior to 2006, Ms. Stewart served as Executive Vice President of El Paso Corporation and President of El Paso E&P from 2004 to 2006. From 1984 to 2004, Ms. Stewart was with Apache Corporation where she most recently served as Executive Vice President with responsibility for reservoir engineering, business development, land, environmental, health and safety, and corporate purchasing. Ms. Stewart served as a director at Talisman Energy Inc. from 2009 until its acquisition in May 2015, including as the Chair of the Reserves Committee and a member of the Human Resources Committee. Ms. Stewart currently serves on the Board of Directors of Jadestone Energy and Western Midstream Partners, LP.

Hans Helmerich, 63, served on the Cimarex Board from 2002 until the Effective Time. Mr. Helmerich has been the Chairman of the Board of Helmerich & Payne since 2012 and has served as President and Chief Executive Officer of Helmerich & Payne from 1989 to 2014. Mr. Helmerich also serves as a director of Atwood Oceanics, Inc.

Paul N. Eckley, 66, served on the Cimarex Board from May 2019 until the Effective Time. Mr. Eckley retired from State Farm® Corporate Headquarters, where he most recently served as Senior Vice President – Investments, a position he held since 1998. He joined State Farm in 1977 as an investment analyst, was promoted to Investment Officer in 1990, and became Vice President – Common Stocks in 1995. Mr. Eckley was a director of the Emerging Markets Growth Fund owned by the Capital Group from 2005 until November 2016 and served as Chairman of the Board for the fund from January 2014 through November 2016. Mr. Eckley earned a B.S. degree in economics and history from Northwestern University and an MBA from the University of Chicago.

Committee Appointments

On the Closing Date, in accordance with the provisions governing post-closing corporate governance set forth in the Company’s Amended and Restated Bylaws, the Executive Committee of the Board was formed and constituted and the Audit Committee, the Compensation Committee, the Governance and Social Responsibility Committee and the Environment, Health and Safety Committee of the Board were reconstituted as described below:

Executive Committee Dan O. Dinges (Chair) Thomas E. Jorden Lisa A. Stewart Robert S. Boswell
Audit Committee Dorothy M. Ables (Chair) Robert S. Boswell Lisa A. Stewart Frances M. Vallejo	Compensation Committee Paul N. Eckley (Chair) Amanda M. Brock Marcus A. Watts Hans Helmerich
Governance and Social Responsibility Committee Marcus A. Watts (Joint Chair) Frances M. Vallejo (Joint Chair) Dorothy M. Ables Paul N. Eckley	Environment, Health and Safety Committee Lisa A. Stewart (Chair) Amanda M. Brock Robert S. Boswell Hans Helmerich

Officer Departures and Appointments

As of the Effective Time, Mr. Dinges was appointed as Executive Chairman of the Board and ceased to serve as President and Chief Executive Officer of the Company.

In addition, on the Closing Date, in accordance with the officer selection process set forth in the Merger Agreement, the Board appointed the following executive officers of the Company:

•	Thomas E. Jorden, former Chief Executive Officer and President of Cimarex, as Chief Executive Officer and President
•	Scott C. Schroeder, continuing as Executive Vice President and Chief Financial Officer
•	Stephen P. Bell, former Executive Vice President of Business Development of Cimarex, as Executive Vice President — Business Development
•	Francis B. Barron, former Senior Vice President—General Counsel of Cimarex, as Senior Vice President and General Counsel
•	Christopher H. Clason, former Senior Vice President and Chief Human Resources Officer of Cimarex, as Senior Vice President and Chief Human Resources Officer
•	Phil L. Stalnaker, former Senior Vice President, Operations of Cabot, as Senior Vice President — Marcellus Business Unit
•	Steven W. Lindeman, former Senior Vice President, EHS and Engineering of Cabot, as Senior Vice President — Production and Operations
•	Michael D. DeShazer, former Vice President—Permian Business Unit of Cimarex, as Vice President of Business Units
•	Todd M. Roemer, continuing as Vice President and Chief Accounting Officer

Additional information relating to the new executive officers (other than Mr. Jorden, whose information is set forth above) is set forth below (ages are as of October 1, 2021):

Stephen P. Bell, 66, served as Executive Vice President, Business Development of Cimarex from September 13, 2012 until the Effective Time. Mr. Bell also served as Senior Vice President of Business Development and Land of Cimarex from September 2002 until the Effective Time. Mr. Bell was previously with Key Production Company, Inc. from February 1994 until its merger with Cimarex. In September 1999, he was appointed Senior Vice President, Business Development and Land. From February 1994 to September 1999, he served as Vice President, Land.

Francis B. Barron, 59, served as Senior Vice President⸺General Counsel of Cimarex from July 2013 until the Effective Time. From February 2004 until July 2013, Mr. Barron served in various capacities at Bill Barrett Corporation, a publicly traded, Denver-based oil and gas exploration and development company, including as Executive Vice President, General Counsel, and Secretary. He also served as Chief Financial Officer from November 2006 until March 2007. Prior to February 2004, Mr. Barron was a partner at the Denver, Colorado office of the law firm of Patton Boggs LLP as well as a partner at Bearman Talesnick & Clowdus Professional Corporation. Mr. Barron’s practice included corporate, securities, and business law for publicly traded oil and gas companies.

Christopher H. Clason, 55 served as Senior Vice President and Chief Human Resources Officer of Cimarex from February 2020 until the Effective Time. Mr. Clason joined Cimarex as Vice President and Chief Human Resources Officer in April 2019. From February 2016 until April 2019, Mr. Clason was Director of MBA Career Management and Employer Relations at the Marriott School of Business at Brigham Young University. Prior to his work in higher education, he was Senior Vice President and Chief Human Resources Officer at ProBuild LLC, a Devonshire Investors company. From 2001 until 2014, Mr. Clason held various global HR executive leadership roles at Honeywell International, including Vice President Human Resources and Communications at Honeywell Aerospace. His background includes extensive international experience at Citigroup and early career work at Chevron.

Michael D. DeShazer, 36, served as Vice President of the Permian Business Unit of Cimarex from September 2019 until the Effective Time. He previously served as Asset Evaluation Team Manager of Cimarex from June 2018 to August 2019, Technology Group Manager from August 2016 to June 2018, and in various engineering and reservoir manager positions since joining Cimarex in 2007. Mr. DeShazer is a licensed Professional Engineer and holds a Bachelor’s in Chemical Engineering and a Master’s of Energy Business from the University of Tulsa.

Mr. Helmerich is the non-executive Chairman of the Board, and until March 5, 2014 was the CEO, of Helmerich & Payne, Inc. (“H&P”), a company with which Cimarex engages in the ordinary course of business transactions. As non-executive Chairman, Mr. Helmerich currently is not an employee of H&P. During H&P’s fiscal year ended September 30, 2020, Cimarex paid H&P $36 million for drilling rigs services in arms’ length transactions and as part of its ordinary course of business and in the same manner as Cimarex obtains services from other companies that provide similar services. The aggregate amount of the payments represented 2.0% of H&P’s revenue during that period. Cimarex’s Nominating and Corporate Governance Committee had previously reviewed these transactions and concluded: (1) the transactions are proper and not material when compared to Cimarex’s total drilling and completions costs and H&P’s total revenues; (2) the transactions occurred in the ordinary course of business and at arms’ length; (3) the Cimarex Board did not review or approve drilling service contracts or arrangements; (4) Mr. Helmerich ceased being an employee of H&P in 2014; and (5) Mr. Helmerich's relationship with H&P did not interfere with his independent judgment as a director of Cimarex. In addition, the Company contracted for drilling services from H&P in 2019 and through March, 2020. In those years, the Company paid H&P $9.2 million and $2.6 million, respectively. The Company has not received services from H&P in 2021 and does not expect to receive any services from H&P for the remainder of 2021. The preceding amounts represent less than 2% of H&P’s consolidated gross revenues for 2019 and less than 2% of H&P’s consolidated gross revenues for 2020.

Other than as described above, there are no family relationships among any of the Company’s directors and executive officers and no other transactions requiring disclosure under Item 404(a) of Regulation S-K. Other than the Merger Agreement, and in the case of Messrs. Dinges and Jorden, the employment letter agreements previously disclosed and entered into on May 23, 2021, there are no arrangements between the Company’s directors and any other person pursuant to which such individuals were selected as directors.

Entry into Deferred Compensation Arrangements

As previously disclosed in the Joint Proxy Statement/Prospectus, each of Messrs. Scott C. Schroeder, Jeffrey W. Hutton, Phillip L. Stalnaker and Steven W. Lindeman was party to a change-in-control agreement with Cabot, which provided that, upon a termination by Cabot without Cause or by the executive officer due to a “Constructive Termination Without Cause” in connection with a change in control, the executive officer would have been entitled to receive: (1) a payment equal to three times the sum of (a) the executive officer’s base salary and the (b) greater of (i) the executive officer’s target bonus for the year of the change in control or the year of termination (whichever is greater) and (ii) the executive officer’s actual bonus paid with respect to any of the three fiscal years immediately preceding the change in control or, if termination of employment occurs prior to the change in control, termination of employment; (2) immediate vesting of the executive officer’s outstanding equity awards (provided that performance-based awards remain subject to the terms of the applicable award agreements for purposes of calculating the amount and timing of benefits thereunder); (3) continued medical, dental and life insurance coverage (or reimbursement for the premiums for such coverage or reimbursement for covered expenses, at Cabot’s election) in each case for three years following the date of termination; (4) reimbursement of expenses for outplacement assistance; and (5) the executive officer’s target bonus for the year of termination, prorated for the actual days elapsed during the fiscal year prior to such termination.

On September 30, 2021, in connection with and in furtherance of integration planning related to the Merger, each of Messrs. Schroeder, Hutton, Stalnaker and Lindeman entered into a letter agreement with Cabot (collectively, the “Letter Agreements”) whereby, in exchange for the cancellation of his rights under his change-in-control agreement (other than provisions that relate to Internal Revenue Code Sections 280G and 4999, if applicable, and dispute resolution, which continue to apply with respect to the new arrangements described herein) and the non-competition and non-solicitation covenants contained therein, effective as of the Effective Time, each of Messrs. Schroeder, Hutton and Lindeman received a contribution by Cabot to his deferred compensation account under Cabot’s deferred compensation plan and Mr. Stalnaker entered into a deferred compensation agreement with Cabot (the “Deferred Compensation Agreement”). The amount of the deferred compensation contributions to Messrs. Schroeder’s, Hutton’s and Lindeman’s deferred compensation accounts are $5,243,700, $3,131,700 and $3,131,700, respectively, and the amount subject to Mr. Stalnaker’s Deferred Compensation Agreement is $3,131,700. All of such contributions and amounts are fully vested.

The foregoing description of the Letter Agreements and Deferred Compensation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Letter Agreements, a form of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and the terms of which are incorporated into this Item 5.02 by reference, and the Deferred Compensation Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and the terms of which are incorporated into this Item 5.02 by reference.

Entry into Indemnification Agreements

The officers and directors of the Company are entering into customary indemnification agreements with the Company in connection with their appointments as officers and directors of the Company. The foregoing description of the indemnification agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Form of Indemnification Agreement, which is filed as Exhibit 10.4 to this Current Report on Form 8-K and the terms of which are incorporated into this Item 5.02 by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 29, 2021, at a Special Meeting of Stockholders of Cabot, Cabot stockholders approved an amendment to Cabot’s Restated Certificate of Incorporation, as amended (the “Prior Cabot Charter”), to increase the number of authorized shares of Company Common Stock from 960,000,000 shares to 1,800,000,000 shares (the “Authorized Shares Amendment”). The Company filed the Authorized Shares Amendment on October 1, 2021, with the Secretary of State of the State of Delaware. The Authorized Share Amendment became effective upon filing. The foregoing description of the Authorized Shares Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Authorized Shares Amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and the terms of which are incorporated into this Item 5.03 by reference.

On October 1, 2021, immediately following the filing of the Authorized Shares Amendment, the Company filed an amendment to the Prior Cabot Charter with the Secretary of State of the State of Delaware in order to change the Company’s name to “Coterra Energy Inc.” (the “Name Change Amendment”). The filing of the Name Change Amendment was authorized and adopted by the Cabot Board in accordance with Section 242(b)(1) of the General Corporation Law of the State of Delaware (the “DGCL”). The Name Change Amendment became effective upon filing. The foregoing description of the Name Change Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Name Change Amendment, which is filed as Exhibit 3.2 to this Current Report on Form 8-K and the terms of which are incorporated into this Item 5.03 by reference.

On October 1, 2021, immediately following the filing of the Name Change Amendment, the Company filed a Restated Certificate of Incorporation (the “Restated Certificate”) that combined into one document the Prior Cabot Charter as amended by the Authorized Share Amendment and the Name Change Amendment. The filing of the Restated Certificate was authorized and adopted by the Cabot Board in accordance with Section 245 of the DGCL. The Restated Certificate became effective upon filing. The foregoing description of the Restated Certificate does not purport to be complete and is qualified in its entirety by reference to the full text of the Restated Certificate, which is filed as Exhibit 3.3 to this Current Report on Form 8-K and the terms of which are incorporated into this Item 5.03 by reference.

Effective upon the effectiveness of the Name Change Amendment, the Amended and Restated Bylaws of the Company were amended and restated (as so amended and restated, the “Bylaws”) to (1) update the Company’s name to “Coterra Energy Inc.,” (2) add certain corporate governance provisions as described in the section of the Joint Proxy Statement/Prospectus entitled “The Merger⸺Board of Directors and Management of Cabot Following the Completion of the Merger,” (3) conform the standard required for a quorum to be present at a meeting of stockholders to the standard set forth in Section 216(1) of the DGCL, and (4) make certain other updates and conforming changes. The foregoing description of the Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Bylaws, which is filed as Exhibit 3.4 to this Current Report on Form 8-K and the terms of which are incorporated into this Item 5.03 by reference.

Item 7.01	Regulation FD Disclosure.

On October 1, 2021, the Company issued a press release announcing the completion of the previously announced Merger and announcing the name and trading symbol of the combined business. A copy of that press release is attached hereto as Exhibit 99.1 and is incorporated into this Item 7.01 by reference.

Cautionary Statement Regarding Forward-Looking Information

This communication contains certain forward-looking statements within the meaning of federal securities laws. All statements, other than statements of historical fact, included in this communication are forward-looking statements. Such forward-looking statements include, but are not limited to, statements about the expected timing of the changing of the Company’s trading symbol. No assurances can be given that the forward-looking statements contained in this communication will occur as expected and actual results may differ materially from those included in this communication. Forward-looking statements are based on current expectations or assumptions that involve a number of risks and uncertainties that could cause actual results to differ materially from those included in this communication. These risks and uncertainties include, without limitation, the risk that necessary stock exchange approval to effect the change of the Company’s trading symbol may not be satisfied on a timely basis or at all. Additional important risks, uncertainties and other factors are described in the definitive joint proxy statement/prospectus filed by the Company on August 23, 2021 in connection with the transaction, Cabot’s Annual Report on Form 10-K for the year ended December 31, 2020 and Cabot’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2021 and June 30, 2021, Current Reports on Form 8-K and other filings the Company makes with the SEC and in Cimarex’s Annual Report on Form 10-K for the year ended December 31, 2020 and Cimarex’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2021 and June 30, 2021, Current Reports on Form 8-K and other filings Cimarex makes with the SEC. Forward-looking statements are based on the estimates and opinions of management at the time the statements are made. Except to the extent required by applicable law, the Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. You are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Item 9.01	Financial Statements and Exhibits.

(a)             Financial Statements of Business Acquired.

The audited consolidated balance sheets of Cimarex as of December 31, 2020 and 2019, the related audited consolidated statements of operations and comprehensive income (loss), stockholders equity, and cash flows for each of the years ended December 31, 2020, 2019 and 2018, and the notes related thereto, are incorporated by reference into this Item 9.01(a) from Cimarex’s Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on February 23, 2021.

The unaudited condensed consolidated balance sheets of Cimarex as of June 30, 2021 and December 30, 2020, the related unaudited condensed consolidated statements of operations for the three and six months ended June 30, 2021 and 2020, the unaudited condensed consolidated statements of cash flows for the six months ended June 30, 2021 and 2020, and the unaudited condensed consolidated statements of stockholders’ equity for the three and six months ended June 30, 2021 and 2020, and the notes related thereto, are incorporated by reference into this Item 9.01(a) from Cimarex’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2021 filed with the SEC on August 6, 2021.

(b)            Pro Forma Financial Information.

The unaudited pro forma combined statements of operations for the year ended December 31, 2020 and for the six months ended June 30, 2021, are presented as if the Merger had been completed on January 1, 2020. The unaudited pro forma combined balance sheet is presented as if the Merger had been completed on June 30, 2021. The pro forma financial statements, and the related notes thereto, required to be filed under this Item 9.01(b) were previously filed in the Joint Proxy Statement/Prospectus under the caption “Unaudited Pro Forma Combined Financial Information,” which is incorporated by reference into this Item 9.01(b).

(d)            Exhibits.

Exhibit No.	Description
2.1*	Agreement and Plan of Merger, dated as of May 23, 2021, by and among Cabot Oil & Gas Corporation, Double C Merger Sub, Inc. and Cimarex Energy Co. (incorporated by reference to Exhibit 2.1 to Cabot’s Registration Statement on Form S-4/A filed on August 13, 2021 (No. 333- 257534)).
2.2*	Amendment No. 1 to Agreement and Plan of Merger, dated as of June 29, 2021, by and among Cabot Oil & Gas Corporation, Double C Merger Sub, Inc. and Cimarex Energy Co. (incorporated by reference to Exhibit 2.2 to Cabot’s Registration Statement on Form S-4/A filed on August 13, 2021 (No. 333- 257534)).
3.1	Certificate of Amendment to Restated Certificate of Incorporation of Cabot Oil & Gas Corporation.
3.2	Certificate of Amendment to Restated Certificate of Incorporation of Cabot Oil & Gas Corporation.
3.3	Restated Certificate of Incorporation of Coterra Energy Inc.
3.4	Amended and Restated Bylaws of Coterra Energy Inc.
10.1	Form of Letter Agreement with respect to Change-in-Control Arrangements.
10.2	Deferred Compensation Letter Agreement, dated as of September 30, 2021, between Cabot Oil & Gas Corporation and Phillip L. Stalnaker.
10.3	Form of Indemnification Agreement.
99.1	Press Release of Coterra Energy Inc. dated October 1, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Incorporated by reference to the filing indicated.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COTERRA ENERGY INC.

	By:	/s/ Scott C. Schroeder
Scott C. Schroeder
Executive Vice President and Chief Financial Officer

Date: October 1, 2021